UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   February 21, 2006
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                            Premier Exhibitions, Inc.
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             (Exact name of Registrant as specified in its charter)

           Florida                 000-24452                  20-1424922
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(State or other jurisdiction     (Commission                (IRS Employer
     of incorporation)            File Number)            Identification No.)


  3340 Peachtree Road, Suite 2250, Atlanta, Georgia              30326
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       (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:   (404) 842-2600
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                                       N/A
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

     The disclosure  contained in Item 5.02 below is incorporated into this Item
1.01 in its entirety.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On February 21, 2006, Premier Exhibitions (the "Company") appointed Stephen Couture as its Vice President and Chief Financial Officer and as a member of the Board of Directors. Mr. Couture's appointment as a Director filled an existing vacancy on the Board of Directors and he will serve as a Director until he is up for re-election at the Company's next annual meeting of stockholders. Mr. Couture's appointment as the Company's Vice President and Chief Financial Officer and as a Director was effective as of February 1, 2006. Prior to joining the Company as an officer and a director, Mr. Couture had assisted the Company in a consulting capacity since his late father, Gerald Couture, the Company's former Chief Financial Officer and a former Director, passed away in July 2005 after a brief battle with cancer. Since July 2005, the Company's Chief Executive Officer, Arnie Geller, had also held the additional title of Chief Financial Officer.

     Mr. Couture, age 36, has been a partner and principal in Couture & Company, Inc., a private corporate financial consulting firm formed in 1973 by his late father, since 1996. As a partner and principal of Couture & Company, Inc., Mr. Couture has been involved in public offerings, mergers and acquisitions, venture capital transactions, crisis management, reorganizations and the financial management of a number of growth enterprises. In such capacity, Mr. Couture has also provided financial management services to a diversified group of clients in the manufacturing, logistics, distribution, exhibition, entertainment, retail, service, product development and high technology sectors. Mr. Couture holds a B.S degree in Management Systems from Rensselaer Polytechnic Institute and M.B.A. degrees from The University of Tampa in both Finance and Accounting.

     The Company entered into a three year Employment Agreement with Mr. Couture effective February 1, 2006. Under such Employment Agreement, Mr. Couture receives an annual base salary of $210,000. The Employment Agreement provides that Mr. Couture's base salary shall increase automatically by seven percent each year for the term of the agreement and contains provisions whereby Mr. Couture is entitled to a monthly office allowance, automobile allowance, apartment allowance and travel expense reimbursement. Mr. Couture's employment agreement also contains provisions that furnish him with certain rights in the event that the Company experiences a change in control. These provisions provide that, upon a change of control, Mr. Couture shall continue to be employed by the Company on the same terms that he was employed immediately prior to such change in control. If the terms of Mr. Couture's employment change following a change in control, the Company must pay him a lump sum payment equal to 299% of his base salary. Mr. Couture's employment agreement also contains provisions that permit the Company to terminate his employment for "cause," as such term is defined in the Employment Agreement as well as for specified events of disability. The Employment Agreement also contains standard non-competition and confidentiality provisions.

     On February 21, 2006, Alan Reed was also appointed to the Company's Board of Directors to fill an existing vacancy. Mr. Reed, who will serve as a Director until he is up for re-election at the Company's next annual meeting of stockholders, joined the board as an independent Director. There is no arrangement or understanding between Mr. Reed and any other person pursuant to which he was appointed as a Director of the Company.

     Mr. Reed, age 48, is the founder of Reed Financial Corporation, a firm that has provided accounting and business advisory services since 2002. From 1983 to 2002, Mr. Reed was President of Alan B. Reed, CPA, P.C., an accounting firm specializing in the entertainment industry. From 1983 to1993, Mr. Reed was President of Personal Business Management Services, Inc., a company that managed federally insured credit unions. Mr. Reed worked as a senior accountant with the firm of Zeiderman & Edelstein, P.C. in New York City from 1980 to 1982. From 1979 to 1980, Mr. Reed was a junior accountant with the entertainment accounting firm of Gelfand Bresslauer Rennert & Feldman in New York City. Mr. Reed graduated from Boston University, Major in Accounting with a B.S. degree in 1979.


Item 9.01 Financial Statements and Exhibits

     (c) The following exhibits are included with this report:

Exhibit 99.1 Employment  Agreement  between Premier  Exhibitions,  Inc. and
             Stephen Couture, effective as of February 1, 2006.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           Premier Exhibitions, Inc.


Date:  February 24, 2006            By:   /s/ Arnie Geller
                                          -----------------
                                          Arnie Geller
                                          President and Chief Executive Officer